================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             ____________________


                                  FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported):  October 31, 1997*


                             Cade Industries, Inc.
            (Exact name of registrant as specified in its charter)


         Wisconsin                      0-12808                  39-1371038
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


2365 Woodlake Drive, Suite 120, Okemos, MI                        48864
 (Address of principal executive offices)                       (Zip Code)


                                (517) 347-1333
             (Registrant's telephone number, including area code)

                             ____________________

                   5640 Enterprise Drive, Lansing, MI 48911
                               (Former Address)


================================================================================

*This Amendment is filed pursuant to the provisions of paragraph (a)(4) of Item
                                7 of Form 8-K.

                                 INTRODUCTION

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated as of November 12, 1997 on Form 8-K (the "11/12/97 8-K") as set forth in the pages attached hereto to furnish the required information.

Pursuant to the provisions of paragraph (a)(4) of Item 7 of Form 8-K, Item 7 of the 11/12/97 8-K is hereby amended to file the pro forma financial information required to be filed pursuant to Item 7(b) in connection with the acquisition of Central Engineering Company reported in Item 2 of the 11/12/97 8-K.

ITEM 2    Acquisition of Assets

     On October 31, 1997, Cade Industries, Inc. ("Cade" or the "Company") entered into a Stock Purchase Agreement to acquire Central Engineering Company, a Minnesota corporation. Central Engineering Company manufactures engine test cells and associated ground support equipment. Pursuant to the Stock Purchase Agreement, Cade acquired all of the issued and outstanding shares of Central Engineering Company, a closely held company, and its related real estate for approximately $8.5 million. The purchase price consisted of 250,000 shares of Cade's Common Stock and approximately $7,750,000 in cash. The cash portion of the purchase price was financed through additional bank borrowings, pursuant to which the Company's existing credit facility was increased from approximately $10.3 million to $19.8 million. The acquired real estate was used in the operation of Central Engineering Company and Cade intends to continue that use. A copy of the November 3, 1997 press release announcing the acquisition is attached as Exhibit 99.3.

ITEM 7    Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

          Consolidated Balance Sheets as of June 30, 1997 and 1996

          Consolidated Statements of Operations for the years ended June 30, 1997 and 1996

          Consolidated Statements of Retained Earnings for the years ended June 30, 1997 and 1996

          Consolidated Statements of Cash Flows for the years ended June 30, 1997 and 1996

          Notes to Consolidated Financial Statements

          Independent Auditor's Report

          Consolidated Balance Sheet of September 30, 1997

          Consolidated Statement of Earnings for the three months ended September 30, 1997

          Consolidated Statement of Cash Flow for the three months ended September 30, 1997

          Notes to Financial Statements

     (b)  Pro Forma Financial Information

          The following unaudited pro forma condensed consolidated financial statements of Cade Industries, Inc. and subsidiaries, reflecting the acquisition of Central Engineering Company are filed herewith:

               Introduction to Pro Forma Consolidated Financial Statements of Cade Industries, Inc. and Central Engineering Company (unaudited).

               Cade Industries, Inc. and Central Engineering Company Pro Forma Consolidated Balance Sheet as of September 30, 1997 (unaudited) and the related Pro Forma Consolidated Statement of Operations for the nine months then ended on September 30, 1997 (unaudited).

               Notes to Pro Forma Consolidated Financial Statements (unaudited).

     (c)  Exhibits

          See the Exhibit Index

                                 EXHIBIT INDEX

                                                                       Incorporated Herein         Filed
                       Description                                     By Reference To             Herewith
                       --------------                                  ---------------             --------

Exhibit 2              Stock Purchase Agreement,
                       dated October 31, 1997                                  *
Exhibit 4.1            Credit Agreement, dated
                       October 31, 1997, by and between
                       Cade Industries, Inc. and Bank                          *
Exhibit 4.2            Line of Credit Note                                     *
Exhibit 4.3            Term Note A                                             *
Exhibit 4.4            Term Note B                                             *
Exhibit 4.5            Term Note C                                             *
Exhibit 23             Consent of Independent Accountants                      *
Exhibit 99.1           Financial Statements of Central
                       Engineering Company                                     *
Exhibit 99.2           Financial Statements of Central
                       Engineering Company for the three
                       months ended September 30, 1997                         *
Exhibit 99.3           Press Release dated November 3, 1997                    *

*  Previously filed with the 11/12/97 8-K

                                  Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CADE INDUSTRIES, INC.



                              By: /s/:  Edward B. Stephens
                                  ------------------------------------------
                                  Edward B. Stephens
                                  Vice President and Chief Financial Officer

Date: January 12, 1998.

PRO FORMA FINANCIAL STATEMENTS


The accompanying pro forma unaudited consolidated balance sheet as of September 30, 1997 has been prepared on the basis of combining the historical consolidated balance sheet of Cade Industries, Inc. ("Cade") with the consolidated balance sheet of Central Engineering Company and its subsidiaries ("Cenco") and reflects the combination of the two companies as of that date. The accompanying pro forma unaudited consolidated statements of operations for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997 have been prepared on the basis of combining the historical consolidated results of operations of Cade with the consolidated operations of Cenco, as if Cenco had been acquired at the beginning of 1996 and its results of operations were included in the consolidated results for all of 1996 and the nine-month period ended September 30, 1997. The historical amounts of Cade and Cenco have been adjusted to reflect amounts recorded under the purchase method of accounting as described in the related notes to the pro forma unaudited balance sheet and statements of operations. Since Cenco did not have reporting periods that coincided with Cade's respective twelve-month and nine-month periods, reported results for Cenco have been adjusted to conform with Cade's reporting period and updated as appropriate to include either later interim periods in the year of acquisition or the complete year of acquisition. These pro forma unaudited statements do not include any potential favorable effect on sales, marketing and administrative expenses resulting from the projected reduction in expenses, primarily salaries, employee benefits and other outside office costs, upon consolidation of certain sales, marketing and administrative functions. The impact of these reductions is estimated to be approximately $245,000 per year prior to any income tax impact.

The pro forma unaudited consolidated financial statements should be read in conjunction with Cade's historical consolidated financial statements and the notes thereto, included in the Company's annual report on Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended September 30, 1997, and with the historical consolidated financial statements of Cenco and notes thereto, included in the Company's Form 8-K dated October 31, 1997, which are incorporated herein by reference.

The following pro forma unaudited consolidated statements of operations are not necessarily indicative of the combined operating results as they may be in the future or as they might have been for the periods indicated had the acquisition of Cenco been consummated at the beginning of the respective periods. The results of operations for the nine-month period ended September 30, 1997, should not necessarily be taken as indicative of the results of operations that may be expected for the entire 1997 year.

The accompanying pro forma unaudited consolidated financial statements contain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those which are anticipated are the following: business conditions generally and conditions specifically in the aircraft and aerospace industries; timing of receipt and delivery of orders; price fluctuations for raw materials and labor; competitive factors, including price competition from other suppliers of similar products and overhaul and repair services; foreign currency; risk of obsolescence of tooling inventory before full amortization on project costs; risks associated with the integration of Cenco; and cancellation of orders.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
                PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS
                              September 30, 1997

                                                                                                        Pro Forma
                                                                                                            Cade
                                                           Cade            Central                       Industries,
                                                      Industries, Inc.   Engineering    Pro Forma         Inc. And
                                                      - As Reported        Company     Adjustments      Subsidiaries
                                                      ----------------   -----------   -----------      ------------
ASSETS
Current Assets
    Cash and cash equivalents                         $   537,044        $2,004,117    $(2,325,184)-1-  $   215,977
    Accounts receivable                                 7,459,859         4,294,920        (20,000)-2-   11,734,779
    Inventories and contracts in process               11,008,942         2,143,150       (125,000)-2-   13,027,092
    Deferred income taxes                                 445,000           223,000         68,000 -2-      736,000
    Prepaid expenses and other current
        assets                                            334,110            75,596        (95,395)-3-      314,311
                                                      -----------        ----------    ------------     -----------
           Total Current Assets                        19,784,955         8,740,783     (2,497,579)      26,028,159

Property, Plant and Equipment
    Land and improvements                                 509,864                          211,500 -4-      721,364
    Buildings and improvements                          4,923,438           445,178      1,788,500 -4-
                                                                                          (250,396)-5-    6,906,720
    Machinery and equipment                            10,538,210         2,548,386     (2,008,165)-5-   11,078,431
    Tooling                                            12,084,138                                        12,084,138
                                                       ----------         ---------     -----------      ----------
                                                       28,055,650         2,993,564       (258,561)      30,790,653
   Less accumulated depreciation and
       amortization                                    13,090,812         2,557,428     (2,557,428)-5-   13,090,812
                                                       ----------         ---------     -----------      ----------
                                                       14,964,838           436,136      2,298,867       17,699,841

Intangible and Other Assets
    Goodwill, less accumulated amortization of
       $726,000                                         2,933,419                        2,799,603 -6-    5,733,022
   Other assets                                           158,569                                           158,569
                                                      -----------        ----------     ----------       ----------
                                                        3,091,988                        2,799,603        5,891,591
                                                      -----------        ----------     ----------       ----------
                                                      $37,841,781        $9,176,919     $2,600,891      $49,619,591
                                                      ===========        ==========     ==========      ===========



See notes to pro forma unaudited consolidated balance sheets.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
                PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS
                              September 30, 1997
                                  (Continued)



                                                                                                             Pro Forma
                                                                                                                Cade
                                                          Cade              Central                          Industries,
                                                      Industries, Inc.    Engineering      Pro Forma          Inc. And
                                                      - As Reported         Company       Adjustments       Subsidiaries
                                                      ---------------     -----------     -----------       ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Note payable to bank                              $ 2,845,000                         $  (519,816) -7-
                                                                                           (2,325,184) -1-  $          0
    Current portion of long-term debt                   1,445,552                           1,466,341  -7-     2,911,893
    Trade accounts payable                              3,056,377         $1,175,488          224,963  -3-     4,456,828
    Advances and billings in excess of related
       costs                                                               3,777,122                           3,777,122
    Employee compensation and amounts withheld          1,390,994            457,527                           1,848,521
    Other current liabilities                           1,525,102            231,710           55,000  -2-     1,811,812
                                                      -----------         ----------      -----------        -----------
             Total Current Liabilities                 10,263,025          5,641,847       (1,098,696)        14,806,176

Non-Current Portion Of:
   Long-term debt                                       2,539,129                           6,783,659  -7-     9,322,788
   Subordinated notes                                   2,145,780                                              2,145,780
                                                      -----------                         -----------         ----------
                                                        4,684,909                           6,783,659         11,468,568

Deferred Income Taxes                                     634,000                                                634,000

Shareholders' Equity
    Common stock                                           21,978              9,138              250  -8-
                                                                                               (9,138) -9-        22,228
    Additional paid-in capital                          8,928,599             63,366          450,750  -8-
                                                                                              (63,366) -9-     9,379,349
    Retained earnings                                  13,758,526          3,462,568         (132,000) -2-
                                                                                           (3,330,568) -9-    13,758,526
                                                      -----------         ----------       ----------        -----------
                                                       22,709,103          3,535,072       (3,084,072)        23,160,103
    Less cost of common stock in treasury                 449,256                                                449,256
                                                      -----------         ----------       ----------        -----------
                                                       22,259,847          3,535,072       (3,084,072)        22,710,847
                                                      -----------         ----------       ----------        -----------
                                                      $37,841,781         $9,176,919       $2,600,891        $49,619,591
                                                      ===========         ==========       ==========        ===========


See notes to pro forma unaudited consolidated balance sheets.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS
                              September 30, 1997




Pro forma adjustment reflects the following:

     1    Use of excess cash to pay down line of credit.

Purchase accounting adjustments reflect the following:

     2 Adjustment of accounts receivable and inventory to fair value, accrual of certain legal and tax expenses, and the related effect on deferred income taxes.
     3    Direct costs of acquisition.
     4    Real estate acquired, which was previously leased by Cenco.
     5    Adjustment of property, plant and equipment to fair market value.
     6 Purchase consideration in excess of real estate and Cenco net assets acquired.
     7    Debt incurred to finance a portion of purchase consideration.
     8 Issuance of 250,000 shares of Cade common stock to finance a portion of purchase consideration.
     9    Elimination of equity investment in Cenco.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     Nine Months Ended September 30, 1997

                                                                                                         Pro Forma
                                                                                                            Cade
                                                 Cade              Central                               Industries,
                                            Industries, Inc.     Engineering            Pro Forma         Inc. And
                                            - As Reported        Company -1-           Adjustments       Subsidiaries
                                            ----------------    ------------           -----------       ------------

Sales and Earned Revenue                    $38,785,940         $16,060,307                              $54,846,247

Cost of Sales and Earned Revenue             29,805,030          13,594,923            $  (108,010) -2-   43,291,943

                                            -----------         -----------            -----------       -----------
                                              8,980,910           2,465,384                108,010        11,554,304

Selling, General and Administrative Expenses  6,035,953           2,008,681                (41,333) -3-    8,003,301

                                            -----------         -----------            -----------       -----------
     Income from Operations                   2,944,957             456,703                149,343         3,551,003

Interest Expense (Income) - Net                 578,986             (43,841)               306,973  -4-      842,118
                                            -----------         -----------            -----------       -----------
   Income (Loss) before Income Taxes          2,365,971             500,544               (157,630)        2,708,885

Income Tax Expense                              730,000             167,000                 29,798  -5-      926,798
                                            -----------         -----------            -----------       -----------
         Net Income (Loss)                   $1,635,971         $   333,544            $  (187,428)      $ 1,782,087
                                           ============         ===========            =============     ===========

         Weighted Average Number of Shares
         of Common Stock Outstanding         21,683,602                                                   21,933,602


         Net Income per Common Share              $0.08                                                        $0.08
                                           ============                                                  ===========


See notes to pro forma unaudited consolidated statements of operations.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                         Year Ended December 31. 1996



                                                                                                                  Pro Forma
                                                                                                                     Cade
                                                    Cade               Central                                    Industries,
                                               Industries, Inc.      Engineering             Pro Forma             Inc. And
                                                - As Reported        Company -1-            Adjustments          Subsidiaries
                                               ----------------      -----------            -----------          ------------

Sales and Earned Revenue                       $34,867,072           $17,249,729                                 $52,116,801

Cost of Sales and Earned Revenue                26,704,927            14,765,733            $  (142,752)  -2-     41,327,908
                                               -----------           -----------            -----------          -----------

                                                 8,162,145             2,483,996                142,752           10,788,893

Selling, General and Administrative Expenses     6,097,363             2,737,627               (151,797)  -3-      8,683,193
                                               -----------           -----------            -----------          -----------

     Income (Loss) from Operations               2,064,782              (253,631)               294,549            2,105,700

Interest Expense - Net                             729,290                47,460                508,331  -4-       1,285,081
                                               -----------           -----------            -----------          -----------
     Income (Loss) before Income Taxes           1,335,492              (301,091)              (213,782)             820,619

Income Tax Expense (Credit)                        277,000              (150,000)                40,957  -5-         167,957
                                               -----------           -----------            -----------          -----------
        Net Income (Loss)                      $ 1,058,492           $  (151,091)           $  (254,739)         $   652,662
                                               ===========           ===========            ===========          ===========

        Weighted Average Number of Shares
          of Common Stock Outstanding           21,693,479                                                        21,943,479


        Net Income per Common Share                  $0.05                                                             $0.03
                                               ===========                                                       ===========


See notes to pro forma unaudited consolidated statements of operations.

                    CADE INDUSTRIES, INC. AND SUBSIDIARIES
      NOTES TO PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS For the Year Ended December 31, 1996 and the Nine-Month Period Ended
                              September 30, 1997



Pro forma adjustments reflect the following:
     1. The amounts reported for Cenco in these pro forma unaudited statements for the: a) nine months ended September 30, 1997 are the audited results for the year ended June 30, 1997, reduced by the interim unaudited results for the six months ended December 31, 1996 and increased by the interim unaudited results for the three months ended September 30, 1997; and b) year ended December 31, 1996 are the audited results for the year ended June 30, 1996, reduced by the interim unaudited results for the six months ended December 31, 1995 and increased by the interim unaudited results for the six months ended December 31, 1996.


                                                                                              Nine Months
                                                                                                Ended            Year Ended
                                                                                             September 30,      December 31,
                                                                                                 1997               1996
                                                                                             ------------       ------------
     2.   Eliminates building lease expense.                                                    $(193,686)         $(256,987)
          Reflects depreciation expense on buildings (25 years) acquired which were
            previously leased.                                                                     53,655             71,540
          Reflects depreciation expense on write-up of production equipment (7 years).             32,021             42,695
                                                                                                ---------          ---------
                                                                                                $(108,010)         $(142,752)
                                                                                                =========          =========

     3.   Eliminates costs related to a product line not acquired.                              $ (72,841)         $(277,916)
          Eliminates legal and audit expense now at Cade.                                         (87,142)           (82,081)
          Adjusts owner and new president compensation.                                            48,660            114,880
          Records amortization of goodwill using the straight-line method over a
            30 year period.                                                                        69,990             93,320
                                                                                                ---------          ---------
                                                                                                $ (41,333)         $(151,797)
                                                                                                =========          =========

     4.   Reflects interest cost on acquisition debt, net of interest saved from use of
            excess cash for paydown of line of credit debt.                                     $ 306,973          $ 508,331
                                                                                                =========          =========

     5.   Reflects impact of above adjustments on income tax expense.  No tax
            benefit has been included for nondeductible goodwill amortization.                  $  29,798          $  40,957
                                                                                                =========          =========